Exhibit 99.1

EAGLE FINANCIAL SERVICES, INC. ANNOUNCES 2011

THIRD QUARTER FINANCIAL RESULTS

AND QUARTERLY DIVIDEND

Contact:	Kathleen J. Chappell, Vice President and CFO	540-955-2510
kchappell@bankofclarke.com

BERRYVILLE, VIRGINIA (October 26, 2011) – Eagle Financial Services, Inc. (OTC BULLETIN BOARD: EFSI), the holding company for Bank of Clarke County, whose divisions include Eagle Investment Group, announces third quarter 2011 financial results and a quarterly dividend of $0.18 per common share. The Company’s common stock is listed for trading on the Over-the-Counter (OTC) Bulletin Board under the ticker symbol EFSI.

Third Quarter 2011 Financial Results:

•	Net income of $1.1 million

•	Diluted earnings per share $0.34

•	Net interest margin of 4.34%

•	Allowance for loan losses at 1.94% of total loans

•	Total equity to assets of 10.14%

•	Dividend of $0.18 per share

John R. Milleson, President and CEO, stated “The Bank of Clarke County is proud to announce another quarter of solid, steady profits. As each quarter comes and goes in the life of the Bank of Clarke County, I can’t help but appreciate the foundation that our predecessors laid that continually gives us direction and insight. Our decisions over the past several years to adhere to conservative, sound banking and to look out for the long term instead of quick short term growth have served us well. Our focus continues to be on profitability and steady, balanced growth and serving our shareholders.”

Net Interest Income and Net Interest Margin

Net interest income for the quarter ended September 30, 2011 was $5.7 million and increased 2.3% when compared to $5.6 million for the quarter ended June 30, 2011. Net interest income was $5.6 million for the quarter ended September 30, 2010.

Total interest income on loans was $5.8 million for the quarter ended September 30, 2011, reflecting an increase of $39,000 from the quarter ended June 30, 2011. Total loan interest income was $5.9 million for the quarter ended September 30, 2010. Average loans for the quarter ended September 30, 2011 were $402.9 million compared to $403.1 million for the quarter ended June 30, 2011. Total average accruing loans were $399.2 million for the three months ended September 30, 2011 and $398.1 million for the quarter ended June 30, 2011. For the third quarter of 2010, total average loans were $410.9 million and average accruing loans were $401.2 million. The tax equivalent yield on average loans for the quarter ended September 30, 2011 was 5.69%, down two basis points from 5.71% for the quarter ended June 30, 2011. Interest income from the investment portfolio was $1.2 million for the quarter ended September 30, 2011, an increase of $17,000 from the quarter ended June 30, 2011. Average investments were $123.0 million for the quarter ended September 30, 2011 and $116.1 million for the quarter ended June 30, 2011. Interest income from the investment portfolio was $1.1 million for the quarter ended September 30, 2010.

Total interest expense for the three months ended September 30, 2011 decreased $70,000 from $1.3 million for the three months ended June 30, 2011 to $1.2 million. The average cost of interest bearing liabilities decreased seven basis points when comparing the quarter ended September 30, 2011 to the quarter ended June 30, 2011. The average balance of interest bearing liabilities decreased $1.5 million from the quarter ended June 30, 2011. The net interest margin was 4.34% for the quarter ended September 30, 2011 and 4.32% for the quarter June 30, 2011. For the quarter ended September 30, 2010, total interest expense was $1.4 million and the net interest margin was 4.31%.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Refer to the table included in this document that reconciles tax-equivalent net interest income, which is not a measurement under accounting principles generally accepted in the United States of America (GAAP), to net interest income.

Asset Quality and Provision for Loan Losses

Nonperforming assets consist of loans 90 days past due and still accruing interest, nonaccrual loans, other real estate owned (foreclosed properties), and repossessed assets. Nonperforming assets decreased from $8.6 million or 1.47% of total assets at June 30, 2011 to $6.3 million or 1.10% of total assets at September 30, 2011. This decrease mostly resulted from the charge off of non-accrual loans. During the third quarter of 2011, the Bank placed three loans totaling $562,000 on non-accrual status. Management evaluates the financial condition of these borrowers and the value of any collateral on these loans. The results of these evaluations are used to estimate the amount of losses which may be realized on the disposition of these non-accrual loans. Most of the non-accrual loans are secured by real estate and have allocated specific allowances. Four real estate assets valued at $729,000 had been foreclosed upon during the third quarter of 2011 while the Bank sold four pieces of other real estate owned recorded at a net value of $940,000 during the same period. Loans greater than 90 days past due and still accruing decreased from $492,000 at June 30, 2011 to $165,000 at September 30, 2011. Nonperforming assets were $12.2 million or 2.18% of total assets at September 30, 2010.

The Company may, under certain circumstances, restructure loans in troubled debt restructurings as a concession to a borrower when the borrower is experiencing financial distress. Formal, standardized loan restructuring programs are not utilized by the Company. Each loan considered for restructuring is evaluated based on customer circumstances and may include modifications to one or more loan provision. Such restructured loans are included in impaired loans but may not necessarily be nonperforming loans. At September 30, 2011, the Company had 25 troubled debt restructurings totaling $10.4 million. All but one of the loans, totaling $202,000, are considered performing loans.

The Company realized $993,000 in net charge-offs for the quarter ended September 30, 2011 versus $343,000 for the three months ended June 30, 2011. The Company has a troubled credit group to monitor past due loans, identify potential problem credits, and develop action plans to work through its troubled loans as promptly as possible. Net charge-offs for the nine months ended September 30, 2011 and 2010 were $2.1 million and $2.3 million, respectively.

Provisions for loan losses were $1.1 million for the three months ended September 30, 2011 and $900,000 for the quarter ended June 30, 2011. The provisions for loan losses for the quarter ended September 30, 2010 were $2.9 million. The allowance for loan losses was $7.9 million, or 1.94% of total outstanding loans, at September 30, 2011. At June 30, 2011 and September 30, 2010, the allowance for loan losses was $7.8 million. The amount of provision for loan losses during each quarter reflects the results of the Bank’s analysis used to determine the adequacy of the allowance for loan losses. Given the current economic environment, it is anticipated that in the short term there could be an increase in past due loans, nonperforming loans and other real estate owned. However, the increase is not expected to be as significant as that experienced during 2010. The Company is committed to maintaining an allowance at a level adequate to mitigate any negative impact resulting from such increases and that adequately reflects the risk inherent in the loan portfolio.

Non-Interest Income and Non-Interest Expense

Non-interest income was $1.4 million for the quarter ended September 30, 2011 and $1.5 million for the quarter ended June 30, 2011. Noninterest income for the three months ended September 30, 2010 was $1.5 million.

Noninterest expense was $4.6 million for the quarter ended September 30, 2011. This represents an increase of $123,000 or 2.8% from $4.4 million for the quarter ended June 30, 2011. The increase results mostly from increases in salaries and employee benefits expense categories. The Company continues to diligently manage and monitor its other operating expenses. Total noninterest expense for the quarter ended September 30, 2010 was $4.3 million.

Total Consolidated Assets

Total consolidated assets of the Company at September 30, 2011 were $571.3 million, which represented a decrease of $11.0 million or 1.9% from total assets of $582.4 million at June 30, 2011. At September 30, 2010, total consolidated assets were $559.0 million. Cash and due from banks increased $20.9 million from $39.8 million at June 30, 2011. Total loans increased from $402.5 million at June 30, 2011 to $406.5 at September 30, 2011. Considering the current interest rate and competitive market environment, the Company has been conscientious about maintaining both its underwriting standards and its net interest margin and thereby cautious about the growth it has accepted in the loan portfolio. Total loans were $412.9 million at September 30, 2010.

Deposits and Other Borrowings

Total deposits, which include brokered deposits, were unchanged from June 30, 2011 at $450.0 million. At September 30, 2010, total deposits were $426.7 million. The Company held $18.9 million in brokered deposits at September 30, 2011 and $19.0 million at June 30, 2011. At September 30, 2010 brokered deposits were $19.9 million.

Fed funds purchased and securities sold under agreement to repurchase decreased $3.2 million since June 30, 2011 and were $10.0 million at September 30, 2011. Fed funds purchased and securities sold under agreement to repurchase were $14.9 million at September 30, 2010. Borrowings with the Federal Home Loan Bank of Atlanta decreased $10.0 million from June 30, 2011 to $42.3 million at September 30, 2011. Borrowings with the Federal home Loan Bank of Atlanta were $52.3 million at September 30, 2010.

Equity

Shareholders’ equity at September 30, 2011 was $57.9 million, reflecting an increase of $1.4 million from $56.5 million at June 30, 2011. At September 30, 2010 shareholders’ equity was $54.9 million. The book value of the Company at September 30, 2011 was $17.61 per common share. Total common shares outstanding were 3,306,853 at September 30, 2011. On October 19, 2011, the board of directors declared a $0.18 per common share cash dividend for shareholders of record as of November 1, 2011 and payable on November 15, 2011.

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

EAGLE FINANCIAL SERVICES, INC.

KEY STATISTICS

	For the Three Months Ended
	3Q11	2Q11	1Q11	4Q10	3Q10

Net Income (dollars in thousands)	$1,139	$1,323	$1,167	$462	$81
Earnings per share, basic	$0.34	$0.40	$0.36	$0.14	$0.03
Earnings per share, diluted	$0.34	$0.40	$0.36	$0.14	$0.02

Return on average total assets	0.78%	0.92%	0.84%	0.33%	0.06%
Return on average total equity	7.91%	9.58%	8.79%	3.36%	0.59%
Dividend payout ratio	52.94%	45.00%	50.00%	128.57%	566.67%
Fee revenue as a percent of total revenue	20.43%	20.65%	20.48%	20.22%	21.01%

Net interest margin(1)	4.34%	4.32%	4.39%	4.41%	4.31%
Yield on average earning assets	5.21%	5.26%	5.35%	5.41%	5.34%
Yield on average interest-bearing liabilities	1.15%	1.22%	1.26%	1.31%	1.35%
Net interest spread	4.06%	4.03%	4.09%	4.10%	3.99%
Tax equivalent adjustment to net interest income (dollars in thousands)	$214	$202	$193	$202	$198

Non-interest income to average assets	0.96%	1.08%	1.01%	0.90%	1.04%
Non-interest expense to average assets	3.13%	3.10%	3.25%	3.07%	3.03%

Efficiency ratio(2)	61.33%	60.70%	62.40%	59.10%	59.22%

(1)	The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e., municipal income) then subtracting interest expense. The rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and the reconciliation of net interest income to tax equivalent net interest income. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns a fair amount of nontaxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)	The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio and sales of repossessed assets. The tax rate utilized is 34%. See the table below for the quarterly tax equivalent net interest income and a reconciliation of net interest income to tax equivalent net interest income. Total non-interest income, excluding gains and losses on the investment portfolio and sales of repossessed assets, for the five quarters reflected in the table above was $1.5 million. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating. An increase in the ratio from period to period indicates the Company is losing a larger percentage of its income to expenses. The Company believes that the efficiency ratio is a reasonable measure of profitability.

EAGLE FINANCIAL SERVICES, INC.

SELECTED FINANCIAL DATA BY QUARTER

	3Q11	2Q11	1Q11	4Q10	3Q10
BALANCE SHEET RATIOS
Loans to deposits	90.34%	89.44%	91.67%	95.26%	96.78%
Average interest-earning assets to average-interest bearing liabilities	132.26%	130.75%	130.62%	131.31%	130.60%
PER SHARE DATA
Dividends	$0.18	$0.18	$0.18	$0.18	$0.18
Book value	17.61	17.23	16.76	16.50	16.86
Tangible book value	17.61	17.23	16.76	16.50	16.86
SHARE PRICE DATA
Closing price	$16.10	$17.95	$16.22	$16.50	$17.00
Diluted earnings multiple(1)	11.84	11.22	11.26	29.46	212.50
Book value multiple(2)	0.91	1.04	0.97	1.00	1.10
COMMON STOCK DATA
Outstanding shares at end of period	3,306,853	3,297,098	3,279,940	3,262,249	3,254,204
Weighted average shares outstanding	3,302,082	3,286,551	3,274,898	3,243,292	3,249,236
Weighted average shares outstanding, diluted	3,311,472	3,294,331	3,281,586	3,250,868	3,259,231
CAPITAL RATIOS
Total equity to total assets	10.14%	9.70%	9.57%	9.64%	9.82%
CREDIT QUALITY
Net charge-offs to average loans	0.25%	0.09%	0.18%	0.70%	1.51%
Total non-performing loans to total loans	0.69%	1.21%	1.48%	2.05%	2.44%
Total non-performing assets to total assets	1.10%	1.47%	1.52%	1.83%	2.18%
Non-accrual loans to:
total loans	0.65%	1.09%	1.48%	2.05%	2.39%
total assets	0.46%	0.75%	1.04%	1.50%	1.77%
Allowance for loan losses to:
total loans	1.94%	1.95%	1.80%	1.74%	1.90%
non-performing assets	125.47%	91.58%	83.96%	69.77%	64.20%
non-accrual loans	299.47%	178.57%	121.97%	84.89%	79.35%
NON-PERFORMING ASSETS:
(dollars in thousands)
Loans delinquent over 90 days	$165	$492	$4	$10	$208
Non-accrual loans	2,635	4,387	5,966	8,377	9,870
Other real estate owned and repossessed assets	3,489	3,675	2,697	1,805	2,122
NET LOAN CHARGE-OFFS (RECOVERIES):
(dollars in thousands)
Loans charged off	$1,110	$684	$834	$3,045	$1,618
(Recoveries)	(117)	(341)	(100)	(149)	(58)
Net charge-offs (recoveries)	993	343	734	2,896	1,560
PROVISION FOR LOAN LOSSES (dollars in thousands)	$1,050	$900	$900	$2,175	$2,850
ALLOWANCE FOR LOAN LOSS SUMMARY
(dollars in thousands)
Balance at the beginning of period	$7,834	$7,277	$7,111	$7,832	$6,542
Provision	1,050	900	900	2,175	2,850
Net charge-offs (recoveries)	993	343	734	2,896	1,560
Balance at the end of period	$7,891	$7,834	$7,277	$7,111	$7,832

(1)	The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.
(2)	The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	Unaudited 9/30/2011	Unaudited 6/30/2011	Unaudited 3/31/2011	Audited 12/31/2010	Unaudited 9/30/2010

Assets
Cash and due from banks	$18,839	$39,769	$30,769	$13,468	$12,439
Federal funds sold	—	—	—	—	—
Securities available for sale, at fair value	123,699	116,783	113,360	113,775	112,175
Loans, net of allowance for loan losses	398,649	394,640	396,631	401,338	405,075
Bank premises and equipment, net	15,728	15,772	15,826	15,712	15,881
Other assets	14,421	15,407	14,752	14,045	13,402

Total assets	$571,366	$582,371	$571,338	$558,338	$558,972

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest bearing demand deposits	$104,153	$104,786	$103,568	$97,754	$97,409
Savings and interest bearing demand deposits	194,035	193,729	183,660	184,548	177,798
Time deposits	151,819	151,459	153,390	146,492	151,456

Total deposits	$450,007	$449,974	$440,618	$428,794	$426,663
Federal funds purchased and securities sold under agreements to repurchase	10,000	13,240	14,050	14,395	14,920
Federal Home Loan Bank advances	42,250	52,250	52,250	52,250	52,250
Trust preferred capital notes	7,217	7,217	7,217	7,217	7,217
Other liabilities	3,939	3,201	2,507	1,853	3,047
Commitments and contingent liabilities	—	—	—	—	—

Total liabilities	$513,413	$525,882	$516,642	$504,509	$504,097

Shareholders’ Equity
Preferred stock, $10 par value	$—	$—	$—	$—	$—
Common stock, $2.50 par value	8,224	8,199	8,159	8,124	8,090
Surplus	9,628	9,434	9,208	9,076	8,930
Retained earnings	37,276	36,730	35,997	35,420	35,544
Accumulated other comprehensive income	2,795	2,126	1,332	1,209	2,311

Total shareholders’ equity	$57,923	$56,489	$54,696	$53,829	$54,875

Total liabilities and shareholders’ equity	$571,366	$582,371	$571,338	$558,338	$558,972

EAGLE FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands)

Unaudited

	Three Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

Interest and Dividend Income
Interest and fees on loans	$5,750	$5,711	$5,731	$5,974	$5,875
Interest on federal funds sold	—	—	—	—	—
Interest and dividends on securities available for sale:
Taxable interest income	603	739	714	520	753
Interest income exempt from federal income taxes	367	336	327	330	320
Dividends	189	65	61	227	—
Interest on deposits in banks	11	13	6	11	1

Total interest and dividend income	$6,920	$6,864	$6,839	$7,062	$6,949

Interest Expense
Interest on deposits	$595	$635	$661	$693	$741
Interest on federal funds purchased and securities sold under agreements to repurchase	93	91	90	96	97
Interest on Federal Home Loan Bank advances	420	453	438	468	461
Interest on trust preferred capital notes	80	79	78	80	80

Total interest expense	$1,188	$1,258	$1,267	$1,337	$1,379

Net interest income	$5,732	$5,606	$5,572	$5,725	$5,570
Provision For Loan Losses	1,050	900	900	2,175	2,850

Net interest income after provision for loan losses	$4,682	$4,706	$4,672	$3,550	$2,720

Noninterest Income
Income from fiduciary activities	$189	$241	$268	$207	$248
Service charges on deposit accounts	406	396	387	423	438
Other service charges and fees	861	839	774	786	794
(Loss) Gain on the sale of bank premises and equipment	—	—	—	(83)	—
(Loss) on the sale of repossessed assets	(78)	(134)	(48)	(92)	3
(Loss) on sales of AFS securities	(8)	163	—	—	—
Other operating income	24	37	24	36	(8)

Total noninterest income	$1,394	$1,542	$1,405	$1,277	$1,475

Noninterest Expenses
Salaries and employee benefits	$2,688	$2,487	$2,413	$2,396	$2,334
Occupancy expenses	286	282	309	309	260
Equipment expenses	164	183	161	156	172
Advertising and marketing expenses	157	125	125	97	138
Stationery and supplies	53	69	99	65	69
ATM network fees	131	132	114	145	194
FDIC assessment	170	177	199	181	179
Other operating expenses	918	989	1,084	1,007	943

Total noninterest expenses	$4,567	$4,444	$4,504	$4,356	$4,289

Income before income taxes	1,509	1,804	$1,573	$471	$(94)
Income Tax Expense	370	481	406	9	(175)

Net income	$1,139	$1,323	$1,167	$462	$81

Earnings Per Share
Net income per common share, basic	$0.34	$0.40	$0.36	$0.14	$0.03

Net income per common share, diluted	$0.34	$0.40	$0.36	$0.14	$0.02

EAGLE FINANCIAL SERVICES, INC.

Average Balances, Income and Expenses, Yields and Rates

(dollars in thousands)

	For the Three Months Ended
	September 30, 2011			June 30, 2011			September 30, 2010
	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate	Average Balance	Interest Income/ Expense	Average Rate
Assets:
Securities:
Taxable	$82,404	$3,142	3.81%	$79,749	$3,225	4.04%	$75,933	$2,971	3.91%
Tax-Exempt (1)	40,608	2,206	5.43%	36,342	2,042	5.62%	34,188	1,924	5.63%

Total Securities	$123,011	$5,348	4.35%	$116,091	$5,267	4.54%	$110,121	$4,895	4.45%
Loans:
Taxable	$394,869	$22,616	5.73%	$393,202	$22,685	5.77%	$395,778	$23,056	5.69%
Non-accrual	3,709	—	0.00%	5,072	—	0.00%	9,652	—
Tax-Exempt (1)	4,297	296	6.89%	4,868	337	6.92%	5,439	383	7.03%

Total Loans	$402,875	$22,912	5.69%	$403,141	$23,021	5.71%	$410,869	$23,439	5.73%
Federal funds sold	—	—	0.00%	0	0	0.00%	170	—	0.00%
Interest-bearing deposits in other banks	21,204	44	0.21%	25,021	52	0.21%	9,710	20	0.20%

Total earning assets	$543,381	$28,304	5.21%	$539,182	$28,340	5.26%	$530,870	$28,354	5.34%
Allowance for loan losses	(7,609)			(7,531)			(6,736)
Total non-earning assets	42,551			42,806			37,020

Total assets	$578,323			$574,457			$561,154

Liabilities and Shareholders’ Equity:
Interest-bearing deposits:
NOW accounts	$71,334	$141	0.20%	$69,553	$177	0.26%	$68,847	$243	0.35%
Money market accounts	77,176	309	0.40%	72,754	379	0.52%	67,903	387	0.57%
Savings accounts	46,211	54	0.12%	45,000	58	0.13%	40,467	66	0.16%
Time deposits:
$100,000 and more	63,169	622	0.98%	63,045	631	1.00%	62,489	758	1.21%
Less than $100,000	87,477	1,234	1.41%	88,651	1,298	1.46%	88,291	1,485	1.68%

Total interest-bearing deposits	$345,367	$2,360	0.68%	$339,003	$2,544	0.75%	327,997	2,939	0.90%
Federal funds purchased and securities sold under agreements to repurchase	11,655	371	3.18%	13,905	369	2.65%	14,933	385	2.58%
Federal Home Loan Bank advances	46,598	1,665	3.57%	52,250	1,816	3.48%	56,326	1,829	3.25%
Trust preferred capital notes	7,217	317	4.39%	7,217	317	4.40%	7,217	317	4.40%

Total interest-bearing liabilities	$410,837	$4,713	1.15%	$412,375	$5,046	1.22%	406,473	5,470	1.35%

Noninterest-bearing liabilities:
Demand deposits	107,041			104,133			95,627
Other Liabilities	3,313			2,585			3,804

Total liabilities	$521,191			$519,093			$505,904
Shareholders’ equity	57,132			55,364			55,250

Total liabilities and shareholders’ equity	$578,323			$574,457			$561,154

Net interest income		$23,591			$23,294			$22,884

Net interest spread			4.06%			4.03%			3.99%
Interest expense as a percent of average earning assets			0.87%			0.94%			1.03%
Net interest margin			4.34%			4.32%			4.31%

(1)	Income and yields are reported on a tax equivalent basis using a federal tax rate of 34%.

EAGLE FINANCIAL SERVICES, INC.

Reconciliation of Tax-Equivalent Net Interest Income

(dollars in thousands)

	Three Months Ended
	9/30/2011	6/30/2011	3/31/2011	12/31/2010	9/30/2010

GAAP Financial Measurements:
Interest Income - Loans	$5,750	$5,711	$5,731	$5,974	$5,875
Interest Income - Securities and Other Interest-Earnings Assets	1,170	1,153	1,108	1,088	1,074
Interest Expense - Deposits	595	635	661	693	741
Interest Expense - Other Borrowings	593	623	606	644	638

Total Net Interest Income	$5,732	$5,606	$5,572	$5,725	$5,570

Non-GAAP Financial Measurements:
Add: Tax Benefit on Tax-Exempt Interest Income - Loans	$25	$29	$25	$32	$33
Add: Tax Benefit on Tax-Exempt Interest Income - Securities	189	173	168	170	165

Total Tax Benefit on Tax-Exempt Interest Income	$214	$202	$193	$202	$198

Tax-Equivalent Net Interest Income	$5,946	$5,808	$5,765	$5,927	$5,768